Registration No. 202100496

GOVERNMENT OF BERMUDA

Registrar of Companies

The Companies Act 1981

CERTIFICATE OF INCORPORATION

I hereby in accordance with the provisions of section 14 of **the Companies Act 1981**, issue this Certificate of Incorporation and do certify that on the 15th day of October 2021

Seadrill 2021 Limited

was registered under the provisions of the said section and that the status of the said Company is that of an **Exempted** Company.

Kenneth Joaquin
Registrar of Companies
21st day of October 2021

REGISTRAR OF COMPANIES
BERMUDA